Exhibit 4.105

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 111326 dated June 18, 2013

To render

cable casting communication services

This License has been granted to

Moscow City Telephone Network

Open Joint-Stock Company

Principal State Registration Number of the legal entity (individual entrepreneur)

(PSRN, PSRNIE)

1027739285265

Tax Identification Number  (TIN)

7710016640

Principal place of business (residence):

25, building 1, Bolshaya Ordynka street, Moscow, 119017

The territory of communication service rendering is specified in the annex hereto.

This License is valid through:

June 18, 2018

This License is issued based on the decision of the licensing authority – Order No. 653 dated June 18, 2013.

This License has the annex which is as an integral part hereof and executed in 2 page (pages).

Deputy Head	/Signature/ A.A. Pankov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Annex to the License No. 111326

Licensing Requirements

1. Moscow City Telephone Network Open Joint-Stock Company (the licensee) shall comply with the validity period of this License.

Abbreviated name:

MGTS OJSC

PSRN 1027739285265	TIN 7710016640

Principal place of business:

25, building 1, Bolshaya Ordynka street, Moscow, 119017

2. The licensee shall begin communication service rendering in accordance with this License not later than June 18, 2015.

3. The licensee shall render communication services in accordance with this License only in the Moscow region.

4. The licensee shall provide the subscriber with the following services in accordance with this License*:

a) access to the licensee’s communications network;

b) propagation (delivery) of network broadcasting television program signals and (or) cable casting to the customer-premises (terminating) equipment;

c) subscriber line on a permanent basis;

d) free-of-charge broadcasting of mandatory public television channels and (or) radio channels, the list of which is determined by the legislation of the Russian Federation on mass media.

5. The licensee shall render communication services in accordance with the rules for rendering of communication services approved by the Government of the Russian Federation.

6. The licensee shall comply with the rules of communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the licensee’s cable communication network to the public communication network, connecting other communication networks to the licensee’s cable communication network.

7. Employment of the licensee’s cable telecommunication network shall be conducted upon implementation of regulations on interference resistance and radioelectronic equipment interference rejection operating in accordance with the Radio Wave Distribution Table between Radio Services of the Russian Federation in the Frequency Range from 3 kHz to 400 GHz.

8. The licensee’s telecommunication network management system shall comply with regulatory requirements to the telecommunication network management systems established by the Federal Executive Authority in the sphere of telecommunications.

9. Communication service rendering in accordance with this License is allowed only upon availability of the License (Licenses) to provide broadcasting and (or) upon availability of agreement (agreements) with licensee-broadcaster, except for cases specified in clause 10 hereof.

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10. The licensee shall perform broadcasting of mandatory public television channels and (or) radio channels, the list of which is determined by the legislation of the Russian Federation on mass media, without any change at its own expense (without agreement conclusion with broadcasters of mandatory public television channels and (or) radio channels and without charge for reception and broadcasting of such channels from subscribers and broadcasters of mandatory public television channels and (or) radio channels) in exploited telecommunication networks.

11. The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal Executive Authority in the sphere of telecommunications.

* Service rendering specified in this License may be followed by rendering other services technologically inextricably connected with communication service for the purposes of cable casting and focused on increase of consumption value thereof, if there is no necessity in the separate License.

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Numbered, bound and sealed 3 (three) page(s).

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I.Yu. Zavidnaya

JULY 01, 2013

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296